SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant |_|

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|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 INTERIORS, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                    INTERIORS

December 11, 2000

                TIME IS SHORT. THE ANNUAL MEETING IS DECEMBER 15.
                       PLEASE VOTE YOUR WHITE PROXY TODAY!

Dear Fellow Stockholder:

This will be our last letter to you before our December 15th annual meeting and your final opportunity to cast a vote in support of your Company's nominees. Please take a moment to sign and return the enclosed WHITE proxy card today.

                     DON'T LET THE BRODERICK GROUP SCARE YOU
                        WITH THEIR MISLEADING ASSERTIONS.

We believe the Broderick Group is trying to win votes by scaring you with inaccurate or misleading assertions about your Company. Please consider the following:

      o The Broderick Group criticizes Max Munn's wife for owing Interiors $2.5 million, but conveniently fails to point out that Mrs. Munn currently personally guarantees in excess $5.0 million of the Company's outstanding debt and obligations. In addition, no cash has been advanced to Mrs. Munn -- the $2.5 million represents obligations incurred by her to purchase Interiors stock.

      o The Broderick Group also charges that the Company pays extreme interest at a rate of 29% on its mezzanine debt, but fails to explain that the Company's mezzanine debt was incurred as an interim step so that holders of preferred stock would not convert their shares into equity at depressed stock prices thereby diluting the interests of all stockholders. In addition, just this past summer we obtained a $25 million line of credit at one half percent over prime.

          YOU DECIDE IF THE BRODERICK GROUP IS REALLY ALIGNED WITH YOU.

The Broderick Group would have you believe they are aligned with you and other shareholders. But please keep in mind that the Broderick Group's members:

      o     have been Interiors stockholders for less than two years.

      o never paid a penny for the 2.8 million Interiors shares they own. These shares were given to them as merger consideration.

      o As a result, we are seriously concerned that the Broderick Group wants Board control in order to sell your Company at a fire sale price, far below the Company's intrinsic value.

                   YOUR COMPANY'S TURNAROUND PLAN IS ON TRACK.

We have developed a turnaround plan that we expect to put the Company back on track. In our plan, the enhancement of shareholder value is a chief priority. Please keep in mind some of the Company's notable achievements:

      o Sales exploded from just $4.8 million in FYE 1997 to about $200 million today, an astounding 40-fold increase in just three years.

      o Interiors' income from operations was a positive $1.6 million for the quarter ended September 30, 2000 as compared with a loss of $700,000 in the same period in 1999.

The Broderick Committee has criticized our management of the Company. However, we are working hard to follow our plan and increase shareholder value. Our business plan is simple - to be the premier, single source provider of decorative accessories to the home furnishing industry. In following our plan we are aggressively growing through acquisitions such as:

      o In March 1999 we acquired Petals, Inc. a silk flower and tree arrangements business. Petals run rate revenues rose 20% to $60 million for the fiscal year ended June 30, 2000 from $50.6 million a year ago.

      o In February 1999 we acquired Stylecraft Lamps, Inc. This business unit saw revenues grow to $42.6 million for the fiscal year ended June 30, 2000, up approximately 36% from $31.4 million in 1999.

      o In December 1999 we acquired Concepts 4 Inc, a profitable interior designer, architect and merchandiser for the hospitality industry. Concepts 4 provides us with the ability to place our accessories in the finest hotels in the country.

Ask the Broderick Committee if they have a plan? Are they be willing to groom and nurture this Company so that it will become the premier provider of decorative home accessories or will they sell off the profitable business units to make a quick gain?

           REJECT THE BRODERICK NOMINEES. VOTE YOUR WHITE PROXY TODAY!

Please take a moment to sign the enclosed WHITE proxy in support of your management's nominees. A return overnight envelope has been enclosed for your convenience.

Your vote is crucial regardless of the number of shares you own. Please vote today!

We have retained MacKenzie Partners, Inc. to assist with the solicitation of proxies. If you have any questions, or need assistance in voting your shares, please call MacKenzie Partners at (800) 322-2885 or (212) 929-5500 (call collect).

We appreciate your continuing support of Interiors and its plans for the future.

                                     Very truly yours,


                                     /s/ Max Munn

                                     Max Munn
                                     Chairman, President and
                                      Chief Executive Officer

                                 INTERIORS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 15, 1999

      Max Munn, Robert Conologue and David A. Schwartz, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of Class A Common Stock, $.001 par value, and Class B Common Stock, $.001 par value, of Interiors, Inc. held of record by the undersigned on October 27, 2000, as directed and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on December 15, 2000 and at any adjournment or postponement thereof, as if the undersigned were present and voting at the meeting.

      Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked by you at any time prior to its use.

      The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is returned, such shares will be voted FOR all proposals.

      The Board of Directors recommends a vote FOR each of the nominees named in Proposal No. 1 and FOR Proposal No. 2 and Proposal No, 3.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS:  1) Max  Munn,  2) Roger Lourie, 3) Richard Josephberg
                    and 4) James G. Bloise

                        |_| For All Nominees       |_| Withhold All Nominees

      To withhold authority to vote for any individual nominee(s), write the nominee's names on the space(s) provided below:

--------------------------------------------------------------------------------

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT           FOR |_|     AGAINST |_|     ABSTAIN |_|
OF ARTHUR ANDERSEN LLP
AS INDEPENDENT AUDITORS.

--------------------------------------------------------------------------------

PROPOSAL NO. 3:
APPROVAL OF ONE FOR TEN               FOR |_|     AGAINST |_|     ABSTAIN |_|
REVERSE STOCK SPLIT OF THE
COMPANY'S OUTSTANDING COMMON
STOCK WITHOUT ANY DECREASE
IN THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK

Dated___________________, 2000            _____________________________________
                                          Signature

Dated___________________, 2000            ____________________________________
                                          Signature if held jointly

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS